                                                                    EXHIBIT 99.1

(CENTRAL PARKING CORPORATION LOGO)
                                                                         NEWS

      2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TN 37212 (615) 297-4255
                              FAX: (615) 297-6240

Investor Contact:   Monroe J. Carell Jr.
                    Chief Executive Officer
                    (615) 297-4255
                    mcarell@parking.com

                       CENTRAL PARKING CORPORATION REPORTS
                       FISCAL 2005 SECOND QUARTER RESULTS

NASHVILLE, Tenn. (May 4, 2005) - Central Parking Corporation (NYSE:CPC) today announced earnings from continuing operations for the second quarter ended March 31, 2005 of $6.4 million, or $0.18 per diluted share, compared with $2.9 million, or $0.08 per diluted share earned in the second quarter of the previous fiscal year. Net earnings for the second quarter of fiscal 2005 were $6.3 million, or $0.17 per diluted share, compared with net earnings of $3.5 million, or $0.10 per diluted share for the second fiscal quarter ended March 31, 2004. Total revenues increased 2.0% to $292.8 million, while revenues excluding reimbursed management expenses declined 4.9% to $164.9 million from $173.3 million in the year-earlier period.

         Earnings from continuing operations for the six months ended March 31, 2005 were $12.2 million, or $0.33 per diluted share, compared with $11.3 million, or $0.31 per diluted share in the year earlier period. Net earnings for the first half of fiscal 2005 were $9.7 million, or $0.27 per diluted share, compared with $11.9 million, or $0.33 per diluted share. Total revenues increased 3.0% to $597.4 million, while revenues excluding reimbursed management expenses declined 4.7% to $337.0 million.

          The Company's strategy of opportunistic property sales continued to be successful during the quarter. Pre-tax property-related gains included in earnings from continuing operations totaled $14.8 million for the second quarter and $16.6 million for the year-to-date period.

         "We were pleased with our overall results for the second quarter. Proceeds from property sales totaled $26.5 million. These proceeds, along with cash flow from operations, were used to reduce debt by $39 million during the quarter," said Monroe J. Carell, Jr, Chairman and Chief Executive Officer. "Second quarter results were reduced by higher severance costs and costs related to Sarbanes Oxley compliance as well as increased actuarial estimates relating to our insurance programs. On the positive side, our adjusted same store revenue growth of 2.7% marked an improvement over our results for the first quarter of 2005, showing a positive trend in operating fundamentals for our portfolio. Adjusted same store results do not include facilities that were negatively impacted by the continuing National Hockey League strike, which decreased revenues approximately $1.6 million during the quarter.

         "We also had continued success in winning new contracts in both the traditional parking segments as well as non-traditional related services, which has resulted in a net gain of 126 new contracts thus far in fiscal 2005. Many of these facilities have not yet had an impact on our operating results to date, as only 54 of these locations were operating as of March 31, 2005. However, we expect these facilities to contribute meaningfully to our financial performance going forward. Lastly, we continued to make progress in eliminating unprofitable leased locations. During the quarter, we renegotiated or took other steps to improve the operating results at several of these locations, which are expected to improve future results by approximately $1.7 million.


                                    - MORE -

CPC Reports Fiscal 2005 Second Quarter Results
Page 2
May 4, 2005


         "In March, we announced that Morgan Stanley has been retained to assist in evaluating various strategic alternatives to maximize shareholder value. We have received significant interest from parties in pursuing a strategic transaction with the Company. We expect to complete a review of our alternatives during the next several months. However, there can be no assurance that a transaction will result from this process, and we do not anticipate making any further comments on this matter until this process is completed.

         "Our previous earnings guidance of $0.50-$0.60 per share from continuing operations, including property-related gains or losses, for the fiscal year ending September 30, 2005 remains unchanged at this point in time," Carell concluded.

         A conference call regarding this release is scheduled tomorrow, May 5, 2005, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and rebroadcast of the call at www.parking.com or www.earnings.com.

        Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. As of March 31, 2005 the Company operated more than 3,400 parking facilities containing more than 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain, Greece and Italy.

        This press release contains historical and forward-looking information. The words "expect", "expects,' "expected," expectations," "estimates," "anticipates," "guidance," "goal," "outlook," "assumptions," "intend," "plan," "continue to expect," "should," "believe," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of claims and litigation, including but not limited to, the securities class action lawsuit pending against the Company; and increased regulation or taxation of parking operations and real estate.

        Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004, and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.


                                    - MORE -

CPC Reports Fiscal 2005 Second Quarter Results
Page 3
May 4, 2005


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


Amounts in thousands, except per share data

                                                                      QTD ENDED MARCH 31,         YTD ENDED MARCH 31,
                                                                      2005          2004          2005           2004
                                                                    ---------     ---------     ---------     ---------
Revenues:
  Parking                                                           $ 136,150     $ 143,002     $ 277,512     $ 291,227
  Management contracts                                                 28,720        30,306        59,487        62,515
                                                                    ---------     ---------     ---------     ---------
                                                                      164,870       173,308       336,999       353,742
  Reimbursement of management contract expenses                       127,911       113,835       260,422       226,559
                                                                    ---------     ---------     ---------     ---------
    Total revenues                                                    292,781       287,143       597,421       580,301

Costs and expenses:
  Cost of parking                                                     127,495       131,621       254,193       262,471
  Cost of management contracts                                         15,058        14,446        30,291        28,126
  General and administrative                                           20,888        17,680        39,748        36,094
                                                                    ---------     ---------     ---------     ---------
                                                                      163,441       163,747       324,232       326,691
  Reimbursed management contract expenses                             127,911       113,835       260,422       226,559
                                                                    ---------     ---------     ---------     ---------
    Total costs and expenses                                          291,352       277,582       584,654       553,250
Property-related gains, net                                            14,755         3,293        16,635         4,536
                                                                    ---------     ---------     ---------     ---------
    Operating earnings                                                 16,184        12,854        29,402        31,587

Other income (expenses):
  Interest income                                                         978         1,178         2,184         2,425
  Interest expense                                                     (4,957)       (5,103)       (9,914)      (10,402)
  Equity in partnership and joint venture earnings                       (709)       (2,536)         (452)       (1,987)
                                                                    ---------     ---------     ---------     ---------
Earnings from continuing operations before minority interest and
   income taxes                                                        11,496         6,393        21,220        21,623
Minority interest                                                        (405)         (787)         (708)       (1,762)
                                                                    ---------     ---------     ---------     ---------

Earnings from continuing operations before income taxes                11,091         5,606        20,512        19,861
Income tax expense                                                     (4,656)       (2,737)       (8,299)       (8,529)
                                                                    ---------     ---------     ---------     ---------
  Earnings from continuing operations                                   6,435         2,869        12,213        11,332
                                                                    ---------     ---------     ---------     ---------

  Discontinued operations, net of tax                                    (171)          666        (2,470)          597
                                                                    ---------     ---------     ---------     ---------

  Net earnings                                                      $   6,264     $   3,535     $   9,743     $  11,929
                                                                    =========     =========     =========     =========

Basic earnings (loss) per share:
  Earnings from continuing operations                               $    0.18     $    0.08     $    0.33     $    0.31
  Discontinued operations, net of tax                                   (0.01)         0.02         (0.06)         0.02
                                                                    ---------     ---------     ---------     ---------
Net earnings                                                        $    0.17     $    0.10     $    0.27     $    0.33
                                                                    =========     =========     =========     =========
Diluted earnings (loss) per share:
  Earnings from continuing operations                               $    0.18     $    0.08     $    0.33     $    0.31
  Discontinued operations, net of tax                                   (0.01)         0.02         (0.06)         0.02
                                                                    ---------     ---------     ---------     ---------
  Net earnings                                                      $    0.17     $    0.10     $    0.27     $    0.33
                                                                    =========     =========     =========     =========

  Weighted average shares used for basic per share data                36,584        36,238        36,574        36,198
  Effect of dilutive common stock options                                 112           285            99           166
                                                                    ---------     ---------     ---------     ---------
  Weighted average shares used for dilutive per share data             36,696        36,523        36,673        36,364
                                                                    =========     =========     =========     =========



                                    - MORE -

CPC Reports Fiscal 2005 Second Quarter Results
Page 4
May 4, 2005


               CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)


 Amounts in thousands

                                                                        MARCH 31,    SEPTEMBER 30,
                                                                           2005          2004
                                                                        ---------    -------------
 ASSETS
 Current assets:
   Cash and cash equivalents                                            $  29,755      $  27,628
   Management accounts receivable                                          55,706         43,776
   Accounts receivable - other                                              7,274          9,334
   Current portion of notes receivable                                      3,962          6,010
   Prepaid expenses                                                        17,663         13,045
   Assets held for sale                                                    35,536         23,724
   Refundable income taxes                                                     31          1,461
   Deferred income taxes                                                   11,308         11,177
                                                                        ---------      ---------
     Total current assets                                                 161,235        136,155

 Notes receivable, less current portion                                    40,331         41,940
 Property, equipment and leasehold improvements, net                      351,880        380,256
 Contract and lease rights, net                                            85,331         89,015
 Goodwill, net                                                            232,562        232,562
 Investment in and advances to partnerships and joint ventures              7,320          7,824
 Other assets                                                              37,539         36,616
                                                                        ---------      ---------
   Total Assets                                                         $ 916,198      $ 924,368
                                                                        =========      =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt and capital lease obligations      $  43,137      $  46,867
   Accounts payable                                                        75,401         76,964
   Accrued expenses                                                        51,932         46,807
   Management accounts payable                                             30,494         24,640
   Income taxes payable                                                     2,921           --
                                                                        ---------      ---------
     Total current liabilities                                            203,885        195,278

 Long-term debt and capital lease obligations, less current portion       132,306        159,188
 Subordinated debentures                                                   78,085         78,085
 Deferred rent                                                             23,335         24,450
 Deferred income taxes                                                     13,728         17,293
 Other liabilities                                                         15,671         14,977
                                                                        ---------      ---------
     Total liabilities                                                    467,010        489,271
                                                                        ---------      ---------

 Minority interest                                                            387             64

 Shareholders' equity:
   Common stock                                                               367            366
   Additional paid-in capital                                             250,276        249,452
   Accumulated other comprehensive income, net                              5,178            879
   Retained earnings                                                      193,685        185,041
   Other                                                                     (705)          (705)
                                                                        ---------      ---------
     Total shareholders' equity                                           448,801        435,033
                                                                        ---------      ---------
   Total Liabilities and Shareholders' Equity                           $ 916,198      $ 924,368
                                                                        =========      =========


                                    - MORE -

CPC Reports Fiscal 2005 Second Quarter Results
Page 5
May 4, 2005


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
 Amounts in thousands

                                                                              YTD MARCH 31,   YTD MARCH 31,
                                                                                   2005           2004
                                                                              -------------   -------------
Cash flows from operating activities:
    Net earnings                                                                 $  9,743       $ 11,929
    Loss (earnings) from discontinued operations                                    2,470           (597)
                                                                                 --------       --------
    Earnings from continuing operations                                            12,213         11,332
    Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities - continuing operations:
    Depreciation and amortization                                                  14,675         16,604
    Equity in partnership and joint venture earnings                                  452          1,974
    Distributions from partnerships and joint ventures                              1,083            943
    Property-related gains, net                                                   (16,635)        (4,536)
    Deferred income taxes                                                          (4,497)           701
    Minority interest, net of tax                                                     708          1,657
    Changes in operating assets and liabilities:
      Management accounts receivable                                               (9,030)        (1,087)
      Accounts receivable - other                                                   2,181          8,399
      Prepaid expenses                                                             (3,878)        (4,887)
      Other assets                                                                 (2,394)        (5,592)
      Accounts payable, accrued expenses and other liabilities                      2,355         (9,392)
      Management accounts payable                                                   5,419            752
      Deferred rent                                                                (1,115)        (1,536)
      Refundable income taxes                                                       1,432          1,657
      Income taxes payable                                                          2,917           --
                                                                                 --------       --------
        Net cash provided by operating activities - continuing operations           5,886         16,989
        Net cash (used) provided by operating activities - discontinued
          operations, including $3,679 of lease buyouts in 2004                    (1,774)         2,115
                                                                                 --------       --------
        Net cash provided by operating activities                                   4,112         19,104
                                                                                 --------       --------

Cash flows from investing activities:
    Proceeds from disposition of property and equipment                            32,717         50,916
    Purchase of equipment and leasehold improvements                               (5,612)        (5,591)
    Other investing activities                                                      2,614          3,139
                                                                                 --------       --------
        Net cash provided by investing activities                                  29,719         48,464
                                                                                 --------       --------

Cash flows from financing activities:
    Dividends paid                                                                 (1,099)        (1,090)
    Net (repayments) under revolving credit agreement                              51,000        (49,000)
    Proceeds from issuance of notes payable, net of issuance costs                  5,748          1,851
    Principal repayments on long-term debt and capital lease obligations          (88,186)       (14,732)
    Payment to minority interest partners                                            (247)        (2,845)
    Proceeds from issuance of common stock and exercise of stock options              825          1,606
                                                                                 --------       --------
        Net cash used by financing activities                                     (31,959)       (64,210)
                                                                                 --------       --------

Foreign currency translation                                                          255           (123)
                                                                                 --------       --------
Net decrease in cash and cash equivalents                                           2,127          3,235
Cash and cash equivalents at beginning of period                                   27,628         31,572
                                                                                 --------       --------
Cash and cash equivalents at end of period                                       $ 29,755       $ 34,807
                                                                                 ========       ========



                                    - MORE -

CPC Reports Fiscal 2005 Second Quarter Results
Page 6
May 4, 2005


Key Financial Metrics
(In thousands)


                                  QTD Ended March 31,     YTD Ended March 31,
                                    2005       2004        2005        2004
                                  -------     -------     -------     -------
Net earnings                      $ 6,264     $ 3,535     $ 9,743     $11,929

Interest expense                    4,957       5,116       9,921      10,430

Income tax expense                  4,541       2,702       6,701       7,545

Depreciation/amortization           6,830       7,473      13,652      15,791

Minority interest                     405         644         793       1,657
                                  -------     -------     -------     -------
EBITDA                            $22,997     $19,470     $40,810     $47,352
                                  =======     =======     =======     =======


In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, tbe Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/ amortization, minority interest, and cumulative effect in accounting changes. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings (loss) which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings (loss) or any other GAAP measure. Because EBITDA is not calculated in the same manner

                                     - END -